UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 1, 2009

ERF WIRELESS, INC.
 (Exact name of registrant as specified in its charter

Nevada	000-27467	76-0196431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2911 SOUTH SHORE BOULEVARD, SUITE 100, LEAGUE CITY, TEXAS 77573
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (281) 538-2101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 01, 2009, ERF Wireless, Inc. ("ERFW" or "Buyer") entered into a definitive agreement to acquire substantially all the assets from Frontier Internet, LLC (dba Frontier Internet "Frontier" or "Seller"), operating out of Granbury, Texas.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 01, 2009, ERFW completed the purchase of substantially all the assets from Frontier Internet, LLC, Inc. (the "Business"). The assets purchased include substantially all of the assets associated with the Internet operations of Frontier including the current customer base, inventory, equipment, contract rights, vehicles, Internet address space, general intangibles, and wireless broadband equipment infrastructure comprising the network that covers a geographic area covering certain cities in North Texas within Hood, Somervell, Johnson and Parker Counties, Texas including portions of the Barnett Shale area that covers approximately 6,000 square miles of natural gas production territory.

The asset purchase agreement required ERFW to pay aggregate consideration of $1,350,000 plus the assumption of certain operating liabilities. These liabilities include all of the liabilities:

a.	arising in connection with the operation of the Business by the Purchaser after the closing date,
b.
arising after the closing date in connection with the performance by the Purchaser of the contracts and agreements associated with the Business assigned to Purchaser, including; ISP Subscriber Agreements, tower leases, telecomm and bandwidth costs, office lease and utilities in effect pertaining to the Business, and the Equipment Purchase, Monitoring and Maintenance Agreements in existence with all customers,

c.
approximately $29,817.93 to be paid by the assumption of the following liabilities: (i) the Erving Leasing obligation totaling $1,414.13 at May 14, 2009 (the “Erving Obligation”), (ii) Delage Landen note payable totaling $13,852.58 at May 14, 2009 (the “Delage Landen Obligation”), and (iii) Toyota Motor Credit obligations totaling $14,551.22 at May 14, 2009 and

d.	accounts payable outstanding, if any remained unpaid by Seller, as of the closing date as limited and subject to the adjustments set forth in section 1.7 – Adjustments to Purchase Price.

At the time of the transaction, there were no material relationships between the Seller and ERFW or any of its affiliates, or any director or officer of ERFW, or any associate of any such officer or director.

A copy of the asset purchase agreement and ERFW's press release announcing the closing of the acquisition of Frontier are included as exhibits to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The Company has determined that the acquisition is not material and thus financial information of the acquired business will be filed within the time period allowed by the Company’s regular filings with the Securities and Exchange Commission.

EXHIBITS.

Exhibit 10.23	Asset Purchase Agreement dated June 01, 2009 between ERF Wireless, Inc., a Nevada corporation, and Frontier Internet, LLC, Texas Limited Liability Corporation.
Exhibit 99.1	Press release dated June 2, 2009, announcing the completions of the Asset Purchase Agreement to acquire virtually all of the Assets of Frontier Internet, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2009

/S/ DR. H. DEAN CUBLEY DR. H. DEAN CUBLEY CHIEF EXECUTIVE OFFICER